SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2001

Preserver Group, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-671	22-0747730
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

95 Route 17 South

Paramus, New Jersey  07653

(Address of principal executive offices)

Registrant's telephone number, including area code: (201) 291-2000

(Former name or former address, if changed since last report)

Item 7 – Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                                                Exhibits

The following Exhibit is filed as part of this report:

99.1-                                                Preserver Group, Inc. Press Release (December 7, 2001).

99.2-                                                Consent Order No. C01-117 between the New Jersey Department of Banking and Insurance and Motor Club of America Insurance Company.

Item 9 – Regulation FD Disclosure

                On December 7, 2001, the Company issued the press release attached hereto as Exhibit 99.1 and entered into the Consent Order attached hereto as Exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Dated:  December 7, 2001

PRESERVER GROUP, INC.

By:	/s/ Patrick J. Haveron

Patrick J. Haveron
Executive Vice President
Chief Executive Officer and
Chief Financial Officer